UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2018

MB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55341	47-1696350
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1920 Rock Spring Road, Forest Hill, Maryland	21050
(Address of principal executive offices)	(Zip Code)

(410) 420-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Stilwell Standstill Agreement

On February 20, 2018, MB Bancorp, Inc. (the “Company”) entered into an Agreement (the “Stilwell Agreement”) with Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell (collectively, the “Stilwell Group”) and Corissa J. Briglia. The Stilwell Group owns approximately 9.5% of the outstanding shares of the Company’s common stock.

The Stilwell Agreement provides that, effective March 27, 2018, the Board of Directors of the Company will be expanded by one board seat, and Ms. Briglia will be appointed to serve as a director of the Company and its wholly owned subsidiary, Madison Bank of Maryland, to serve in the class of directors with terms expiring at the Company’s 2018 Annual Meeting of Stockholders or until her successor, if any, is elected and qualified. Additionally, Ms. Briglia will also be nominated at the 2018 Annual Meeting of Stockholders to serve until the 2019 Annual Meeting of Stockholders, or until her successor, if any, is elected and qualified.

During the term of the Stilwell Agreement, which is scheduled to continue through the date of the Company’s annual meeting of shareholders in 2019, the Stilwell Group and Ms. Briglia will not, among other things, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, initiate or solicit shareholder proposals or seek to place any additional representatives on the Company’s Board of Directors other than Ms. Briglia (or any replacement director selected by the Stilwell Group in the event Ms. Briglia’s position as a director of the Company or the Bank is terminated during the term of the Stilwell Agreement due to her resignation, death, permanent disability or otherwise), oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank, propose or seek to effect a merger or sale of the Company or initiate litigation against the Company. The Stilwell Group also agreed not to acquire any additional shares of the outstanding Company common stock or, without the Company’s written consent, privately or pursuant to a public tender offer, sell or otherwise dispose of any interest in the Stilwell Group’s shares of Company Common Stock to any person whom the Stilwell Group believes, after reasonable inquiry, would be a beneficial owner after any such sale or transfer of more than 5% of the outstanding shares of the Company Common Stock.

In the event the Stilwell Agreement is terminated prior to the Company’s annual meeting of shareholders in 2019, Ms. Briglia will be required to resign from the Boards of Directors of the Company and the Bank.

The foregoing description is qualified in its entirety by reference to the full text of the Stilwell Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Thorp Standstill Agreement

On February 20, 2018, the Company entered into an Agreement (the “Thorp Agreement”) with Jeffrey Thorp. Mr. Thorp owns approximately 9.3% of the outstanding shares of the Company’s common stock.

The Thorp Agreement provides that, effective March 27, 2018, the Board of Directors of the Company will be expanded by one board seat, and Mr. Thorp will be appointed to serve as a director of the Company and its wholly owned subsidiary, Madison Bank of Maryland, to serve in the class of directors with terms expiring at the Company’s 2018 Annual Meeting of Stockholders or until his successor, if any, is elected and qualified. Additionally, Mr. Thorp will also be nominated at the 2018 Annual Meeting of Stockholders to serve until the 2019 Annual Meeting of Stockholders, or until his successor, if any, is elected and qualified.

During the term of the Thorp Agreement, which is scheduled to continue through the date of the Company’s annual meeting of shareholders in 2019, Mr. Thorp will not, among other things, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, initiate or solicit shareholder proposals or seek to place any additional representatives on the Company’s Board of Directors other than Mr. Thorp (or any replacement director selected by Mr. Thorp in the event Mr. Thorp’s position as a director of the Company or the Bank is terminated during the term of the Thorp Agreement due to his resignation, death, permanent disability or otherwise), oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, initiate litigation against the Company. Mr. Thorp also agreed not to acquire any additional shares of the outstanding Company common stock or, without the Company’s written consent, privately or pursuant to a public tender offer, sell or otherwise dispose of any interest in his shares of Company Common Stock to any person whom he believes, after reasonable inquiry, would be a beneficial owner after any such sale or transfer of more than 5% of the outstanding shares of the Company Common Stock. Further, Mr. Thorp has also agreed not to seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank, seek the removal of any member of the Company’s or the Bank’s Board of Directors, or propose or seek to effect a merger or sale of the Company, although nothing in the Thorp Agreement will prevent Mr. Thorp, acting solely in his capacity as a director of the Company and in a manner consistent with his fiduciary duties to the Company, from deliberating or discussing these matters with other members of the Board of Directors at duly convened meetings of the Boards of Directors.

In the event the Thorp Agreement is terminated prior to the Company’s annual meeting of shareholders in 2019, Mr. Thorp will be required to resign from the Boards of Directors of the Company and the Bank.

The foregoing description is qualified in its entirety by reference to the full text of the Thorp Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On February 20, 2018, MB Bancorp, Inc. (the “Company”) announced that Barry A. Kuhne notified the Board that he is retiring from his position as a director of the Company and its subsidiary, Madison Bank of Maryland (the “Bank”), effective February 20, 2018. Mr. Kuhne’s retirement was not related to a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices. The Bank Board of Directors appointed Mr. Kuhne as a Director Emeritus effective upon his retirement.

(d)       On February 20, 2018, the Boards of Directors of the Company and the Company’s wholly owned subsidiary, Madison Bank of Maryland (the “Bank”), appointed, effective March 27, 2018, Corissa J. Briglia and Jeffrey Thorp as directors of the Company’s and the Bank’s Boards of Directors. Ms. Briglia was appointed as a director of the Company and the Bank pursuant to the terms of the Stilwell Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Mr. Thorp was appointed as a director of the Company and the Bank pursuant to the terms of the Thorp Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Neither Ms. Briglia nor Mr. Thorp has been appointed to serve on any committee of the Company’s Board of Directors. Following the resignation of Mr. Kuhne and the March 27, 2018 appointment of Ms. Briglia and Mr. Thorp, the Boards of Directors of the Company and the Bank will each be comprised of nine members.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is furnished herewith:

Exhibit 10.1	Agreement, dated February 20, 2018, by and among, MB Bancorp, Inc., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell and Corissa J. Briglia

Exhibit 10.2	Agreement, dated February 20, 2018, by and between, MB Bancorp, Inc. and Jeffrey Thorp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MB BANCORP, INC.

Date: February 21, 2018	By:	/s/ Phil Phillips
Phil Phillips
President and Chief Executive Officer